Exhibit 10.27

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Second Amendment to License Agreement

AMENDMENT dated as of February 25, 2010, to the License Agreement (“Agreement”) with an Effective Date of January 7th, 2004 between PRINCETON UNIVERSITY, a not-for-profit corporation duly organized and existing under the laws of the State of New Jersey and having a principal place of business at 4 New South Building, Princeton, New Jersey 08544-0036, United States of America, (“PRINCETON”) and BIONANOMATRIX, LLC., a limited liability corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as “BioNanomatrix”).

W I T N ES S E T H

WHEREAS, the Parties have entered into the Agreement and would like to amend the Agreement;

WHEREAS, the Parties now seek to amend the terms of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree to as follows:

1.	The License Agreement shall be amended to name Bionanomatrix, Inc., as successor in interest to and assignee of all assets of Bionanomatrix LLC, with a principal place of business at 3701 Market Street, 4th Floor, Philadelphia, PA 19104, as the Licensee and to omit Bionanomatrix LLC as a party to the License Agreement. Bionanomatrix, Inc. will assume all responsibilities, obligations, benefits and liabilities of Bionanomatrix LLC under the License Agreement.

2.	Section 5.4(f) shall be shall be deleted in its entirety and replaced with the following language:

BioNanomatrix shall achieve a first commercial sale of Licensed Products or Licensed Methods by […***…].

3.	Section 5.4(g) shall be shall be deleted in its entirety and replaced with the following language:

BioNanomatrix shall achieve total sales of Licensed Products and Licensed Methods of at least […***…].

4.	The “BACKGROUND” Section shall be amended to include the following Princeton file #: […***…].

5.	The “Princeton Patent Rights” Section, Paragraph 1.11, shall be amended to include United States patent #[…***…].

6.	The first sentence of the “Grant of License”, Section 2.1, shall be deleted in its entirety and replaced with the following language:

***Confidential Treatment Requested

Grant of License. Subject to Section 12.1 and the other limitations set forth in this Agreement and subject to the Federal Government Interest, if any, Princeton hereby. grants to BioNanomatrix in the Territory a worldwide, right and license in the Field of Use under the Princeton Patent Rights to make, have made, use, have used, reproduce, sublicense, create and implement improvements, distribute, import, export, market, promote, offer to sell, sell, have sold, rent, and lease Licensed Products and Services, including, without limitation, the right to make, have made, further develop, improve, use, sell and distribute the Licensed Products and Services for all commercial, military and other applications and to practice the Licensed Method.

Said right and license shall be exclusive for all of the Princeton Patent Rights EXCEPT for US patent #[…***…], for which Princeton grants a non-exclusive right and license only.

7.	The “Limitation” Section, Paragraph 2.2, shall be amended to add the following sentence:

Princeton also retains the right to license United States patent # […***…] and Princeton file #: […***…], […***…] commercially and perform commercial research and any other business or non-business function for all field(s) of use, and to publish the results thereof.

8.	The “Sublicensing” Section, Paragraph 3., shall be amended to add the following subsection:

3.4 Sublicensing of Non-Exclusive Rights. Notwithstanding the foregoing, BioNanomatrix shall have no right to sublicense the non-exclusive patents rights of Princeton file #: […***…], […***…], United States patent # […***…].

9.	The “Patent Infringement” Section, Paragraph 11, shall be amended to include a new Section 11.4 as follows:

11.4 No Action Under Non-Exclusive Rights. Notwithstanding any of the foregoing, BioNanomatrix shall have no right to bring any infringement action for any alleged infringement of United States patent # […***…], or of Princeton file #: […***…], […***…].

***Confidential Treatment Requested

BIONANOMATRIX LLC (successor by conversion to BioNanomatrix, LLC)

/s/ Edward L. Erickson	Edward L. Erickson, CEO	02/25/2010
By	Print Name	Date

PRINCETON UNIVERSITY

/s/ John F. Ritter	John F. Ritter	3/2/10
By	Print Name	Date